Exhibit 99.1

Denali Therapeutics Announces Proposed Offering of Common Stock
SOUTH SAN FRANCISCO, Calif. - Oct. 18, 2022 - Denali Therapeutics Inc. (NASDAQ: DNLI) today announced that it intends to offer and sell $250 million of shares of its common stock in an underwritten public offering. In addition, Denali Therapeutics intends to grant the underwriters a 30-day option to purchase up to an additional fifteen percent (15%) of the shares of common stock offered. The proposed offering is subject to market and other conditions, and there can be no assurance as to whether or when the offering may be completed, or as to the actual size or terms of the offering.
Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC and Jefferies LLC are acting as joint book-running managers for the offering. Berenberg Capital Markets LLC, Cantor Fitzgerald & Co. and H.C. Wainwright & Co., LLC are acting as co-managers for the offering.
The shares will be offered by Denali Therapeutics pursuant to a Registration Statement on Form S-3, which was automatically effective upon filing with the SEC on February 28, 2022, and Denali Therapeutics will file a preliminary prospectus supplement to which this communication relates, copies of which can be accessed for free through the SEC’s website at www.sec.gov. The final terms of the offering will be disclosed in a final prospectus supplement to be filed with the SEC.
When available, a copy of the preliminary prospectus supplement, the final prospectus supplement and the accompanying prospectus relating to this offering may also be obtained from:
Goldman Sachs & Co. LLC, Attention: Prospectus Department, 200 West Street, New York, NY 10282, telephone: 1-866-471-2526, fax: 212-902-9316, email: prospectus-ny@ny.email.gs.com; J.P. Morgan Securities LLC, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, telephone: 1-866-803-9204 or by email: prospectus-eq_fi@jpmchase.com; or Jefferies LLC, Attention: Equity Syndicate Prospectus Department, 520 Madison Avenue, 2nd Floor, New York, NY 10022, by telephone at (877) 821-7388, or by email at prospectus_department@jefferies.com.
This press release does not constitute an offer to sell or a solicitation of an offer to buy, nor will there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation, or sale would be unlawful before registration or qualification under the securities laws of that state or jurisdiction.
About Denali Therapeutics
Denali Therapeutics is a biopharmaceutical company developing a broad portfolio of product candidates engineered to cross the blood-brain barrier (BBB) for neurodegenerative diseases. Denali Therapeutics pursues new treatments by rigorously assessing genetically validated targets, engineering delivery across the BBB and guiding development through biomarkers that demonstrate target and pathway engagement. Denali Therapeutics is based in South San Francisco.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the federal securities laws. These statements involve risks and uncertainties that could cause actual results to differ materially, including, but not limited to, whether or not Denali Therapeutics will be able to raise capital through the sale of shares of common stock or consummate the offering, the final terms of the offering, the satisfaction of customary closing conditions, prevailing market conditions, the anticipated use of the proceeds of the offering which could change as a result of market conditions or for other reasons, and the impact of general economic, industry or political conditions in the United States or internationally. Additional risks and uncertainties relating to the offering, Denali Therapeutics and its business can be found under the heading “Risk Factors” in Denali Therapeutics’ most recent current, quarterly and annual reports filed with the SEC and in the preliminary prospectus supplement and accompanying prospectus relating to the offering to be filed with the SEC. Denali Therapeutics assumes no duty or obligation to update or revise any forward-looking statements for any reason.
Investor Relations Contact:
Laura Hansen, Ph.D.
Vice President, Investor Relations
(650) 452-2747
hansen@dnli.com
Media Contact:
dna Communications
Angela Salerno-Robin
Senior Vice President, Media Relations, Healthcare
+ 1 212 445 8219
Asalerno-robin@dna-comms.com